EXECUTION COUNTERPART










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                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                 August 31, 2001

                                     between

       XL CAPITAL LTD, XL INSURANCE LTD, MID OCEAN LIMITED and XL RE, LTD
                (Formerly known as XL MID OCEAN REINSURANCE LTD),
                          as Borrowers and Guarantors,

                             The BANKS Party Hereto

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                                  -------------

                                  $100,000,000

                                  -------------


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



                                TABLE OF CONTENTS

                                                                            Page


Section 1.  Definitions and Accounting Matters.................................1
        1.01  Certain Defined Terms............................................1
        1.02  Accounting Terms; GAAP and SAP..................................15
        1.03  Currencies and Types of Loans...................................15


Section 2.  Commitments, Loans and Prepayments................................15
        2.01  Loans...........................................................15
        2.02  Borrowings of Loans.............................................16
        2.03  Changes of Commitments; Reduction of Maximum Loan Amounts.......16
        2.04  Fees............................................................16
        2.05  Lending Offices.................................................17
        2.06  Several Obligations.............................................17
        2.07  Evidence of Debt................................................17
        2.08  Optional Prepayments............................................18
        2.09  Mandatory Prepayments...........................................18


Section 3.  Payments of Principal and Interest................................19
        3.01  Repayment of Loans..............................................19
        3.02  Interest........................................................19


Section 4.  Payments; Pro Rata Treatment; Computations; Etc...................20
        4.01  Payments........................................................20
        4.02  Pro Rata Treatment..............................................21
        4.03  Computations....................................................22
        4.04  Minimum Amounts.................................................22
        4.05  Certain Notices.................................................22
        4.06  Non-Receipt of Funds by the Administrative Agent................23
        4.07  Sharing of Payments, Etc........................................24


Section 5.  Yield Protection, Etc.............................................26
        5.01  Additional Costs................................................26
        5.02  Limitation on Types and Currencies of Loans.....................28
        5.03  Treatment of Affected Loans.....................................28
        5.04  Compensation....................................................29
        5.05  Taxes...........................................................30
        5.06  Replacement of Banks............................................31

                      AMENDED AND RESTATED CREDIT AGREEMENT

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                                      -ii-


Section 6.  Guarantee.........................................................31
        6.01  The Guarantee...................................................31
        6.02  Obligations Unconditional.......................................32
        6.03  Reinstatement...................................................33
        6.04  Subrogation.....................................................33
        6.05  Remedies........................................................33
        6.06  Continuing Guarantee............................................33
        6.07  Rights of Contribution..........................................33
        6.08  General Limitation on Guarantee Obligations.....................34

Section 7.  Conditions Precedent..............................................35
        7.01  Effective Date..................................................35
        7.02  Initial and Subsequent Loans....................................36

Section 8.  Representations and Warranties....................................36
        8.01  Organization; Powers............................................36
        8.02  Authorization; Enforceability...................................36
        8.03  Governmental Approvals; No Conflicts............................37
        8.04  Financial Condition; No Material Adverse Change.................37
        8.05  Properties......................................................38
        8.06  Litigation and Environmental Matters............................38
        8.07  Compliance with Laws and Agreements.............................38
        8.08  Investment and Holding Company Status...........................39
        8.09  Taxes...........................................................39
        8.10  ERISA...........................................................39
        8.11  Disclosure......................................................39
        8.12  Use of Credit...................................................39
        8.13  Subsidiaries....................................................40
        8.14  Withholding Taxes...............................................40
        8.15  Stamp Taxes.....................................................40
        8.16  Legal Form......................................................40

Section 9.  Covenants of the Borrowers........................................41
        9.01  Financial Statements and Other Information......................41
        9.02  Notices of Material Events......................................43
        9.03  Preservation of Existence and Franchises........................43
        9.04  Insurance.......................................................43
        9.05  Maintenance of Properties.......................................43

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                                     -iii-


         9.06  Payment of Taxes and Other Potential Charges and
                 Priority Claims Payment of Other Current Liabilities.........43
         9.07  Financial Accounting Practices.................................44
         9.08  Compliance with Applicable Laws................................44
         9.09  Use of Proceeds................................................45
         9.10  Continuation of and Change in Businesses.......................45
         9.11  Visitation.....................................................45
         9.12  Mergers........................................................45
         9.13  Dispositions...................................................45
         9.14  Liens..........................................................46
         9.15  Transactions with Affiliates...................................48
         9.16  Ratio of Total Funded Debt to Total Capitalization.............48
         9.17  Consolidated Net Worth.........................................48
         9.18  Indebtedness...................................................48
         9.19  Claims Paying Ratings..........................................49
         9.20  Private Act....................................................49


Section 10.  Events of Default................................................49


Section 11.  The Administrative Agent.........................................51
        11.01  Appointment, Powers and Immunities.............................51
        11.02  Reliance by Administrative Agent...............................52
        11.03  Defaults.......................................................53
        11.04  Rights as a Bank...............................................53
        11.05  Indemnification................................................53
        11.06  Non-Reliance on Administrative Agent and Other Banks...........54
        11.07  Failure to Act.................................................54
        11.08  Resignation of Administrative Agent............................54


Section 12.  Miscellaneous....................................................55
        12.01  Waiver.........................................................55
        12.02  Notices........................................................55
        12.03  Expenses, Etc..................................................56
        12.04  Amendments, Etc................................................56
        12.05  Successors and Assigns.........................................57
        12.06  Survival.......................................................60
        12.07  Captions.......................................................61
        12.08  Counterparts...................................................61

                      AMENDED AND RESTATED CREDIT AGREEMENT

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                                      -iv-


         12.09  Governing Law; Submission to Jurisdiction.....................61
         12.10  Waiver of Jury Trial..........................................62
         12.11  Treatment of Certain Information; Confidentiality.............62
         12.12  Judgment Currency.............................................63
         12.13  European Monetary Union.......................................64


                      AMENDED AND RESTATED CREDIT AGREEMENT

SCHEDULE I   - Commitments
SCHEDULE II  - Indebtedness and Liens
SCHEDULE III - Litigation
SCHEDULE IV  - Environmental Matters
SCHEDULE V   - Subsidiaries

EXHIBIT A-1 - Form of Opinion of Paul S. Giordano, Esq., Counsel to XL Capital EXHIBIT A-2 - Form of Opinion of Special U.S. Counsel to the Obligors
EXHIBIT A-3  - Form of Opinion of Special Bermuda Counsel to XL Insurance
               and XL Re
EXHIBIT A-4  - Form of Opinion of Special Cayman Islands Counsel to XL Capital
               and Mid Ocean
EXHIBIT B    - Form of Opinion of Special New York Counsel to Chase
EXHIBIT C    - Form of Assignment and Acceptance

                      AMENDED AND RESTATED CREDIT AGREEMENT

              AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 31, 2001, between XL CAPITAL LTD, a company incorporated under the laws of the Cayman Islands, British West Indies ("XL CAPITAL"), XL INSURANCE LTD, a Bermuda limited liability company ("XL INSURANCE"), MID OCEAN LIMITED, a corporation duly organized and validly existing under the laws of the Cayman Islands, British West Indies ("MID OCEAN") and XL RE, LTD (formerly known as XL MID OCEAN REINSURANCE LTD), a Bermuda limited liability company ("XL RE" and, together with XL Capital, XL Insurance and Mid Ocean, each a "BORROWER" and each a "GUARANTOR" and, collectively, the "BORROWERS" and the "GUARANTORS"; the Borrowers and the Guarantors being collectively referred to as the "OBLIGORS"), the BANKS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

              WHEREAS, the Obligors, the Administrative Agent, and certain of the Banks are parties to a Credit Agreement dated as of September 2, 1997 (as heretofore amended and supplemented and in effect immediately prior to the effectiveness of this Agreement, the "EXISTING CREDIT AGREEMENT");

              WHEREAS, the parties hereto wish to amend the Existing Credit Agreement in certain respects to make certain modifications thereto, and to restate the Existing Credit Agreement in its entirety as so amended, it being the intention of the parties hereto that the loans outstanding under the Existing Credit Agreement on the Effective Date (as defined below) shall continue and remain outstanding hereunder and not be repaid on the Effective Date;

              NOW, THEREFORE, the parties hereto agree as follows:

              Section 1. DEFINITIONS AND ACCOUNTING MATTERS.

              1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

              "ADMINISTRATIVE AGENT'S ACCOUNT" shall mean, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to XL Capital and the Banks.

              "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

              "AFFILIATE" shall mean, with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.

              "AGREED FOREIGN CURRENCY" shall mean at any time any of Australian Dollars, English Pounds Sterling, Japanese Yen, New Zealand Dollars and, with the agreement of each

                      AMENDED AND RESTATED CREDIT AGREEMENT

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                                      -2-


Bank, any other Foreign Currency, so long as at such time (a) such Currency is dealt with in the London (or, in the case of English Pounds Sterling, Paris) interbank deposit market, (b) such Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such Currency is required to permit use of such Currency by any Bank for making any Loan hereunder and/or to permit any Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

              "APPLICABLE FACILITY FEE RATE" AND "APPLICABLE MARGIN" shall mean, during any period when any Rating Group set forth below is applicable, with respect to any facility fee payable hereunder or any Type of Loan outstanding hereunder, the percentage set forth below opposite such fee or Type of Loan under such Rating Group:

   ============================ ============== =============== ==============
                                Rating Group    Rating Group   Rating Group
           Fee or Loan                I              II             III
   ---------------------------- -------------- --------------- --------------
          Facility Fee             0.070%          0.100%         0.150%
   ---------------------------- -------------- --------------- --------------

       Eurocurrency Loans          0.155%          0.225%         0.325%
   ---------------------------- -------------- --------------- --------------
         Base Rate Loans           0.000%          0.000%         0.000%
   ============================ ============== =============== ==============

For the purposes of this Agreement, any change in the Applicable Facility Fee Rate or Applicable Margin for any facility fee or any outstanding Loans by reason of (a) a change in the Standard & Poor's Rating shall become effective on the date of announcement or publication of a change in such rating or, in the absence of such announcement or publication, on the effective date of such changed rating and (b) any other change in the Rating Group shall become effective on the date of the occurrence of the event that resulted in such change in the Rating Group.

              "APPLICABLE LENDING OFFICE" shall mean, for each Bank and for each Type and Currency of Loan, the "Lending Office" of such Bank (or of an Affiliate of such Bank) designated for such Type and Currency of Loan in the Administrative Questionnaire submitted by such Bank or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and XL Capital as the office by which its Loans of such Type and Currency are to be made and maintained.

              "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Bank and an assignee (with the consent of any Person whose consent is required by

                      AMENDED AND RESTATED CREDIT AGREEMENT

Section 12.05(b) hereof), and accepted by the Administrative Agent, in the form of Exhibit C hereto or any other form approved by the Administrative Agent.

              "BANK" shall mean each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto or that, pursuant to Section 12.05(b) hereof, shall become a "Bank" hereunder.

              "BANK AFFILIATE" shall mean, with respect to any Bank, (a) an Affiliate of such Bank or (b) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank.

              "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

              "BASE RATE LOANS" shall mean Loans denominated in Dollars that bear interest at rates based upon the Base Rate.

              "BASLE ACCORD" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

              "BERMUDA COMPANIES LAW" shall mean the Companies Act of 1981, as amended, and the regulations promulgated thereunder.

              "BERMUDA INSURANCE LAW" shall mean the Insurance Act of 1978, as amended, and the regulations promulgated thereunder.

              "BORROWER JURISDICTION" shall mean (a) Bermuda, (b) the Cayman Islands and (c) any other country (i) where any Borrower is licensed or qualified to do business or (ii) from or through which payments hereunder are made by any Borrower.

              "BUSINESS DAY" shall mean any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City, the Cayman Islands, British West Indies or

                      AMENDED AND RESTATED CREDIT AGREEMENT
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                                      -4-


Bermuda are authorized or required by law to remain closed, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Loan or to a notice by a Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in the Currency of such Loan are carried out in the London interbank market and (c) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Loan denominated in any Foreign Currency or a notice by a Borrower with respect to any such borrowing, payment, prepayment or Interest Period, that is also a day on which commercial banks settle payments in the Principal Financial Center for the Currency in which such Loan is denominated and in which the London foreign exchange market settles payments in such Currency.

              "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

              "CHANGE IN CONTROL" shall mean the occurrence of any of the following events or conditions: (a) any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, and the rules and regulations thereunder) shall have become the beneficial owner (as defined in rules promulgated by the SEC) of more than 40% of the voting securities of XL Capital; (b) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of XL Capital; or (c) a majority of the members of XL Capital's board of directors are persons who are then serving on the board of directors without having been elected by the board of directors or having been nominated for election by its shareholders.

              "CHASE" shall mean The Chase Manhattan Bank.

              "CLASS" shall have the meaning assigned to such term in Section
1.03 hereof.

              "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

              "COMMITMENT" shall mean, as to each Bank, the obligation of such Bank to make Loans pursuant to Section 2.01 hereof in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite such Bank's name on Schedule I hereto under the caption "Commitment" (as the same may at any time or from time to time be

                      AMENDED AND RESTATED CREDIT AGREEMENT

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                                      -5-


reduced pursuant to Section 2.03 hereof or be increased or reduced pursuant to
Section 12.05 hereof).

              "COMMITMENT TERMINATION DATE" shall mean September 2, 2002; PROVIDED that, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.

              "CONSOLIDATED NET WORTH" shall mean, at any date, the consolidated stockholders' equity of XL Capital and its Subsidiaries.

              "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

              "CURRENCY" shall mean Dollars or any Foreign Currency.

              "DEFAULT" shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

              "DOLLAR EQUIVALENT" shall mean, with respect to any Loan denominated in any Foreign Currency, the amount of Dollars that would be required to purchase the amount of the Foreign Currency of such Loan on the date such Loan is requested (or (i) in the case of any determination made under Section 2.01(c) hereof, on the date of any borrowing referred to in said Section 2.01(c) and (ii) in the case of any determination made under Section 2.09 or redenomination under the last sentence of Section 4.01 hereof, on the date of determination or redenomination therein referred to), based upon the spot selling rate at which Chase offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery two Business Days later.

              "DOLLARS" and "$" shall mean lawful money of the United States of America.

              "EFFECTIVE DATE" shall mean the date on which the conditions specified in Section 7.01 are satisfied (or waived in accordance with Section 12.04).

              "ENVIRONMENTAL LAWS" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Hazardous Materials, (c) protection of the public health or welfare from the effects of products, by-products,

                      AMENDED AND RESTATED CREDIT AGREEMENT
wastes, emissions, discharges or releases of Hazardous Materials or (d) regulation of the manufacture, use or introduction into commerce of Hazardous Materials, including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal.

              "ENVIRONMENTAL LIABILITY" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Borrower or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

              "EQUITY RIGHTS" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

              "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

              "ERISA EVENT" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of such Borrower's ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by

                      AMENDED AND RESTATED CREDIT AGREEMENT
any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

              "EUROCURRENCY BASE RATE" shall mean, with respect to any Eurocurrency Loan in Dollars or any Agreed Foreign Currency for the Interest Period therefor:

              (a) the arithmetic mean, as calculated by the Administrative Agent, of the respective rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates appearing on the Screen at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan as LIBOR for such Currency having a term comparable to such Interest Period; or

              (b) if the Screen shall cease to report such LIBOR or, in the reasonable judgment of the Majority Banks, shall cease accurately to reflect such LIBOR (as reported by any publicly available source of similar market data selected by the Majority Banks that, in the reasonable judgment of the Majority Banks, accurately reflects LIBOR for such Currency), the Eurocurrency Base Rate shall mean, with respect to such Eurocurrency Loan for such Interest Period the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Administrative Agent, quoted by the Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Eurocurrency Loan for the offering by the Reference Bank to leading banks in the London (or, in the case of Loans denominated in English Pounds Sterling, Paris) interbank market of deposits denominated in such Currency having a term comparable to such Interest Period and in an amount equal to $1,000,000 (or the Foreign Currency Equivalent thereof).

              "EUROCURRENCY LOANS" shall mean Loans made to any Borrower in Dollars or any Agreed Foreign Currency, which Loans bear interest at rates based on rates referred to in the definition of "Eurocurrency Base Rate" in this
Section 1.01.

              "EUROCURRENCY RATE" shall mean, for any Eurocurrency Loan for the Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurocurrency Base Rate for such Loan for such Interest Period multiplied by the Reserve Rate (if any) for such Interest Period.

              "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 10 hereof.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

              "FINANCIAL OFFICER" shall mean, with respect to any Obligor, a principal financial officer of such Obligor.

              "FOREIGN CURRENCY" shall mean at any time any Currency other than Dollars.

              "FOREIGN CURRENCY EQUIVALENT" shall mean, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term "Dollar Equivalent", as determined by the Administrative Agent.

              "FRB" shall mean the Board of Governors of the Federal Reserve System (or any successor thereto).

              "GAAP" shall mean generally accepted accounting principles in the United States of America.

              "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

              "GUARANTEE" shall mean with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefore for the purpose of assuring the holder of such Indebtedness, (ii) to advance or provide funds or other support for the payment or

                      AMENDED AND RESTATED CREDIT AGREEMENT
purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keepwell agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guarantee is made. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

              "HAZARDOUS MATERIALS" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

              "HEDGING AGREEMENT" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

              "INDEBTEDNESS" shall mean, for any Person, without duplication (it being understood, for the avoidance of doubt, that insurance payment liabilities, as such, and liabilities arising in the ordinary course of such Person's business as an insurance or reinsurance company (including GICs) or corporate member of The Council of Lloyd's or as a provider of financial or investment services or contracts (in each case other than in connection with the provision of financing to such Person or any of such Person's Affiliates) shall not be deemed to constitute Indebtedness): (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to (but not including accrued pension costs, deferred income taxes or accounts payable of) such Person; (ii) all obligations (including contingent liabilities) of such Person evidenced by bonds, debentures, notes, banker's acceptances or similar instruments; (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person; (iv) any amount secured by a Lien on property owned by such Person (whether or not assumed) and Capital Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such capital lease to repossession or sale of such property); (v) the maximum available amount of all standby letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (vi) all Guarantees of such Person.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              "INTEREST PERIOD" shall mean:

              (a) with respect to any Eurocurrency Loan, the period commencing on the date such Loan is made and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as XL Capital may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

              (b) with respect to any Base Rate Loan, the period commencing on the date such Base Rate Loan is made and ending on the earlier of the first Quarterly Date thereafter or the Commitment Termination Date.

Notwithstanding the foregoing: (i) if any Interest Period for any Loan would otherwise end after the Commitment Termination Date in existence at the time such Interest Period is selected, such Interest Period shall not be available hereunder; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurocurrency Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any Eurocurrency Loan shall have a duration of less than one month and, if the Interest Period for any Eurocurrency Loan would otherwise be a shorter period, such Interest Period shall not be available hereunder.

              "LAW" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

              "LETTER OF CREDIT AGREEMENT" shall mean the Letter of Credit and Reimbursement Agreement dated as of June 29, 2001 between the Obligors, the lenders party thereto and Chase, as administrative agent for such lenders.

              "LIBOR" shall mean, for any Currency, the rate at which deposits in such Currency are offered to lending banks in the London (or, in the case of English Pounds Sterling, Paris) interbank market.

              "LIEN" shall mean, with respect to any asset, any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              "LOANS" shall mean Loans provided for by Section 2.01 hereof which may be Base Rate Loans or Eurocurrency Loans.

              "LOCAL TIME" shall mean, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

              "MAJORITY BANKS" shall mean Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 50% of the aggregate unpaid principal amount of the Loans.

              "MARGIN STOCK" shall mean "margin stock" within the meaning of Regulations T, U and X of the FRB.

              "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on:
(a) the assets, business, financial condition or operations of a Borrower and its Subsidiaries taken as a whole; or (b) the ability of a Borrower to perform any of its payment or other material obligations under this Agreement.

              "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

              "NON-U.S. BENEFIT PLAN" shall mean any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by any Borrower or any of their Subsidiaries, with respect to which such Borrower or such Subsidiary has an obligation to contribute, for the benefit of employees of such Borrower or such Subsidiary, which plan, fund or other similar program provides, or results in, the type of benefits described in
Section 3(1) or 3(2) of ERISA, and which plan is not subject to ERISA or the Code.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

              "PERSON" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

              "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were

                      AMENDED AND RESTATED CREDIT AGREEMENT
terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount under this Agreement that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to 2% PLUS the Base Rate as in effect from time to time (PROVIDED that, if the amount so in default is principal of a Eurocurrency Loan and the due date thereof is a day other than the last day of such Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).

              "PRIME RATE" shall mean the rate of interest from time to time announced by Chase at its principal office in New York, New York as its prime commercial lending rate.

              "PRINCIPAL FINANCIAL CENTER" shall mean, in the case of any Currency, the principal financial center of the country that issues such Currency, as determined by the Administrative Agent.

              "PRIVATE ACT" shall mean separate legislation enacted in Bermuda with the intention that such legislation apply specifically to a Borrower, in whole or in part.

              "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

              "QUARTERLY DATES" shall mean the last Business Day of January, April, July and October in each year, the first of which shall be the first such day after the date hereof.

              "RATING GROUP" shall mean any of Rating Group I, Rating Group II or Rating Group III.

              "RATING GROUP I" shall mean (a) no Event of Default has occurred and is continuing and the Standard & Poor's Rating is at or above AA; "RATING GROUP II" shall mean (a) Rating Group I is not in effect and (b) no Event of Default has occurred and is continuing and (c) the Standard & Poor's Rating is at or above A; and "RATING GROUP III" shall mean neither Rating Group I nor Rating Group II is in effect.

              "REFERENCE BANK" shall mean Chase.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              "REGISTER" shall have the meaning assigned to such term in Section
12.05 hereof.

              "REGULATIONS A, D, U AND X" shall mean, respectively, Regulations A, D, U and X of the FRB, as the same may be modified and supplemented and in effect from time to time.

              "REGULATORY CHANGE" shall mean, with respect to any Bank, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

              "RELATED PARTIES" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

              "RESERVE RATE" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 are subject with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. The Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

              "REVOLVING CREDIT AGREEMENT" shall mean the 364-Day Credit Agreement dated as of June 29, 2001 between the Obligors, the lenders party thereto and Chase, as administrative agent for such lenders.

              "SAP" shall mean, as to each Borrower and each Subsidiary that offers insurance products, the statutory accounting practices prescribed or permitted by the relevant Governmental Authority for such Borrower's or such Subsidiary's domicile for the preparation of its financial statements and other reports by insurance corporations of the same type as such Borrower or such Subsidiary in effect on the date such statements or reports are to be prepared, except if otherwise notified by XL Capital as provided in Section 1.02.

              "SCREEN" shall mean, for any Currency, the relevant display page for LIBOR for such Currency (as determined by the Administrative Agent) on the Telerate Service or on any

                      AMENDED AND RESTATED CREDIT AGREEMENT
successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits of such Currency in the London interbank market.

              "SEC" shall mean the Securities and Exchange Commission or any governmental authority succeeding to its principal functions.

              "STANDARD & POOR'S" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

              "STANDARD AND POOR'S RATING" shall mean, as at any date, the claims-paying rating of XL Re most recently published by Standard & Poor's.

              "SUBSIDIARY" shall mean, with respect to any Person (the "PARENT"), at any date, any corporation (or similar entity) of which a majority of the shares of outstanding capital stock normally entitled to vote for the election of directors (regardless of any contingency which does or may suspend or dilute the voting rights of such capital stock) is at such time owned directly or indirectly by the parent or one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" shall mean a Subsidiary of a Borrower.

              "TAXES" shall have the meaning assigned to such term in Section 5.05(a) hereof.

              "TOTAL FUNDED DEBT" shall mean, at any time, all Indebtedness of XL Capital and its Subsidiaries which would at such time be classified in whole or in part as a liability on the consolidated balance sheet of XL Capital in accordance with GAAP.

              "TRANSACTIONS" shall mean the execution, delivery and performance by the Obligors of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

              "TYPE" shall have the meaning assigned to such term in Section
1.03 hereof.

              "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation or other similar legal entity, directors' qualifying shares or shares held by residents of the jurisdiction in which such corporation or other similar legal entity is organized as required by the law of such jurisdiction) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

              1.02 ACCOUNTING TERMS; GAAP AND SAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the context requires, each as in effect from time to time; PROVIDED that, if XL Capital notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP, as the case may be, or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Majority Banks request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP, as the case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

              1.03 CURRENCIES AND TYPES OF LOANS. Loans hereunder are distinguished by "Currency" and by "Type". The "Currency" of a Loan refers to the Currency in which such Loan is denominated. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurocurrency Loan, each of which constitutes a Type. Loans may be identified by one or more of their Currency and Type.

              Section 2. COMMITMENTS, LOANS AND PREPAYMENTS.

              2.01 LOANS.

              (a) Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to any Borrower in Dollars or in any Agreed Foreign Currency during the period from and including the date hereof to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Borrowers may borrow, prepay, repay and reborrow the amount of the Commitments.

              (b) If, after giving effect to any Loan to be made under this
Section 2.01, more than four separate Interest Periods in respect of Loans denominated in any single Currency would be outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest

                      AMENDED AND RESTATED CREDIT AGREEMENT

Periods even if they are coterminous), then such Loan shall not be required to be made hereunder.

              (c) For purposes of determining (i) whether the amount of any borrowing of Loans, together with all other Loans then outstanding, would exceed the aggregate amount of Commitments, (ii) under Section 2.03(b) hereof, the aggregate unutilized amount of the Commitments and (iii) under Section 7.02 hereof, the outstanding aggregate principal amount of Loans, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent (determined as of the date of borrowing of such Loan) of the amount in the Foreign Currency of such Loan of the amount in the Currency of such Loan.

              2.02 BORROWINGS OF LOANS. XL Capital shall give the Administrative Agent notice of each borrowing of Loans hereunder as provided in Section 4.05 hereof. Not later than 11:00 a.m. Local Time on the date specified for each borrowing of Loans hereunder, each Bank shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at the Administrative Agent's Account for the Currency in which such Loan is denominated, in immediately available funds, for account of the relevant Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the relevant Borrower by depositing the same, in immediately available funds, in an account of such Borrower designated by XL Capital.

              2.03 CHANGES OF COMMITMENTS; REDUCTION OF MAXIMUM LOAN AMOUNTS.

              (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

              (b) The Borrowers shall have the right at any time or from time to time (i) so long as no Loans are (or at the time will be) outstanding, to terminate the Commitments and (ii) to reduce the aggregate unutilized amount of the Commitments; PROVIDED that (x) XL Capital shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction of Commitments shall be in an aggregate amount at least equal to $10,000,000 (or a larger integral multiple of $1,000,000).

              (c) The Commitments once terminated or reduced may not be reinstated.

              2.04 FEES.

              (a) FACILITY FEE. XL Capital shall pay to the Administrative Agent for account of each Bank a facility fee on the daily average amount of such Bank's Commitment (whether used

                      AMENDED AND RESTATED CREDIT AGREEMENT
or unused), for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Facility Fee Rate. Accrued facility fee shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.

              (b) UTILIZATION FEE. XL Capital shall pay to the Administrative Agent for account of each Bank, during any period that the aggregate outstanding principal amount of Loans exceeds 50% of the aggregate amount of the Commitments, a utilization fee on the daily average aggregate outstanding principal amount of such Bank's Loans at a rate per annum equal to 0.025% per annum. Accrued utilization fee shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date interest on such Bank's Loans are payable.

              2.05 LENDING OFFICES. The Loans of each Type and Currency made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type and Currency.

              2.06 SEVERAL OBLIGATIONS. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, and neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank.

              2.07 EVIDENCE OF DEBT.

              (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing, with respect to each Loan made by such Bank to each Borrower, the amounts of principal of and interest on such Loan payable and paid to such Bank from time to time hereunder.

              (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type and Currency thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Banks and each Bank's share thereof.

              (c) The entries made in the accounts maintained pursuant to clause
(a) or (b) of this Section 2.07 shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Bank or the Administrative Agent to maintain

                      AMENDED AND RESTATED CREDIT AGREEMENT
such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the principal of, interest on, and other amounts in respect of, Loans in accordance with the terms of this Agreement.

              (d) Any Bank may request that Loans made by it be evidenced by a promissory note of each Borrower. In such event the Borrowers shall prepare, execute and deliver to such Bank a promissory note payable to the order of such Bank.

              2.08 OPTIONAL PREPAYMENTS. Subject to Sections 3.02, 4.04 and 5.04 hereof, Loans may be prepaid at any time or from time to time, PROVIDED that, XL Capital shall give the Administrative Agent notice of each such prepayment as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder).

              2.09 MANDATORY PREPAYMENTS.

              (a) Upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below) and on each Quarterly Date, the Administrative Agent shall promptly determine the aggregate outstanding principal amount of all Loans (for which purpose the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent (determined as of the Business Day on which the Administrative Agent shall have received such Currency Valuation Notice prior to 11:00 a.m. New York time (or, if received by the Administrative Agent after such time on any Business Day, as of the next succeeding Business Day) or as of such Quarterly Date, as the case may be, of the amount in the Foreign Currency of such Loan). Upon making such determination, the Administrative Agent shall promptly notify the Banks and XL Capital thereof.

              (b) If, on the date of such determination the aggregate outstanding principal amount of all Loans exceeds 105% of the aggregate amount of the Commitments as then in effect, the Borrowers shall, if requested by the Majority Banks (through the Administrative Agent), prepay the Loans in an amount so that after giving effect thereto the aggregate outstanding principal amount of the Loans does not exceed the Commitments; PROVIDED that, any such payment shall be accompanied by any amounts payable under Sections 3.02 and 5.04 hereof.

              For purposes of this Section 2.09, "CURRENCY VALUATION NOTICE" shall mean a notice given by the Majority Banks to the Administrative Agent stating that such notice is a "Currency Valuation Notice" and requesting that the Administrative Agent determine the aggregate outstanding principal amount of all Loans.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              Anything in this Section 2.09 to the contrary notwithstanding, the Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period.


              Section 3. PAYMENTS OF PRINCIPAL AND INTEREST.

              3.01 REPAYMENT OF LOANS. Each Borrower hereby promises to pay to the Administrative Agent for account of each Bank the principal of each Loan made by such Bank to such Borrower, and each Loan shall mature, on the last day of the Interest Period therefor.

              3.02 INTEREST. Each Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank to such Borrower for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

              (a) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time);

              (b) if such Loan is a Eurocurrency Loan, the Eurocurrency Rate for such Loan for the Interest Period therefor PLUS the Applicable Margin.

Notwithstanding the foregoing, each Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank and on any other amount payable by such Borrower hereunder to or for account of such Bank, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) on the last day of the Interest Period therefor and, if such Interest Period is longer than three months (in the case of a Eurocurrency Loan), at three-month intervals following the first day of such Interest Period, and (ii) in the case of any Loan, upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to XL Capital.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              Section 4. PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

              4.01 PAYMENTS.

              (a) Except to the extent otherwise provided herein, all payments of principal and interest on any Loan and other amounts to be paid by any Borrower under this Agreement shall be made in the Currency in which such Loan or other amount is denominated, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at the Administrative Agent's Account for the Currency in which such Loan or other amount is denominated, not later than 11:00 a.m. Local Time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day), PROVIDED that if a new Loan is to be made by any Bank to any Borrower on a date any Borrower is to repay any principal of an outstanding Loan of such Bank and in the same Currency, such Bank shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Bank to the Administrative Agent as provided in Section
2.02 hereof or paid by such Borrower to the Administrative Agent pursuant to this Section 4.01, as the case may be. All amounts owing under this Agreement (including facility fees and utilization fees, but not including principal of, and interest on, Loans denominated in any Foreign Currency) are payable in Dollars. Notwithstanding the foregoing, if any Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if any Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

              (b) Subject to the proviso to the first sentence of Section 4.01(a) above, any Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of any Borrower with such Bank (with notice to XL Capital and the Administrative Agent).

                      AMENDED AND RESTATED CREDIT AGREEMENT

              (c) Each Borrower shall, at the time of making each payment under this Agreement for account of any Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that such Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to Section 4.02 hereof, may determine to be appropriate).

              (d) Each payment received by the Administrative Agent under this Agreement for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

              (e) If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

              4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein:

              (a) each borrowing under Section 2.01 hereof shall be made from the Banks pro rata according to their respective Commitments;

              (b) each payment of facility fee under Section 2.04(a) hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.03 hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments;

              (c) Eurocurrency Loans denominated in the same Currency and having the same Interest Period shall (other than as provided in Section 5.03 hereof) be allocated pro rata among the Banks according to their respective Commitments;

              (d) each payment or prepayment by any Borrower of principal of Loans of any Type and denominated in any Currency shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans of such Type and denominated in such Currency held by them; and

              (e) each payment by any Borrower of interest and utilization fees on Loans of any Type and denominated in any Currency shall be made for account of the Banks pro rata in accordance with the amounts of interest and utilization fees on Loans of such Type and denominated in such Currency then due and payable to them.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              4.03 COMPUTATIONS. Interest on Eurocurrency Loans (other than Loans in English Pounds Sterling), facility fee and utilization fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Eurocurrency Loans in English Pounds Sterling shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

              4.04 MINIMUM AMOUNTS. Except for mandatory prepayments made pursuant to Section 2.09 hereof, each borrowing and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $5,000,000 or a larger integral multiple of $1,000,000 or, in the case of Eurocurrency Loans denominated in any Agreed Foreign Currency, the Foreign Currency Equivalent thereof (rounded downwards to the nearest 1,000 units of such Foreign Currency). Borrowings or prepayments of Loans of different Types or denominated in different Currencies or, in the case of Eurocurrency Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings and prepayments for purposes of this Section 4.04, one for each Type, Currency or Interest Period. In addition, the aggregate principal amount of Eurocurrency Loans having the same Interest Period shall be in an amount at least equal to $5,000,000 or a larger integral multiple of $1,000,000 or, in the case of Eurocurrency Loans denominated in any Agreed Foreign Currency, the Foreign Currency Equivalent thereof (rounded downwards to the nearest 1,000 units of such Foreign Currency) and, if (i) any Eurocurrency Loans denominated in Dollars would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period and (ii) any Eurocurrency Loans denominated in any Foreign Currency would otherwise be in a lesser principal amount for any period, such Loans shall be unavailable hereunder.

              4.05 CERTAIN NOTICES. Notices by XL Capital to the Administrative Agent of terminations or reductions of the Commitments, of reductions of borrowings and optional prepayments of Loans, of Types and Currencies of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. New York time (or, in the case of borrowings or prepayment of, or duration of Interest Periods for, Eurocurrency Loans denominated in a Foreign Currency, London time) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing or prepayment or the first day of such Interest Period specified below:

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                                     Number of
                                                     Business
                  Notice                             Days Prior
                  ------                             ----------

         Borrowing or prepayment of
         Base Rate Loans                             same day

         Borrowing or prepayment of,
         or duration of Interest
         Period for, Eurocurrency Loans
         denominated in Dollars                             3

         Borrowing or prepayment of,
         or duration of Interest
         Period for, Eurocurrency Loans
         denominated in a Foreign
         Currency                                           5

Each such notice of termination or reduction of the Commitments shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing or optional prepayment shall specify the Loans to be borrowed or prepaid and the amount (subject to Section 4.04 hereof), Type and Currency of each Loan to be borrowed or prepaid, the date of borrowing or optional prepayment (which shall be a Business Day), the Interest Period of the Loans to be borrowed or prepaid. The Administrative Agent shall promptly notify the Banks of the contents of each such notice.

              4.06 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Bank or any Borrower (the "PAYOR") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of any Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of a Borrower) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Administrative Agent until but not including

                      AMENDED AND RESTATED CREDIT AGREEMENT
the date the Administrative Agent recovers such amount at a rate per annum equal to the greater of (a) the Federal Funds Rate for such day and (b) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

              (i) if the Required Payment shall represent a payment to be made by any Borrower to the Banks, such Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay (without duplication) interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of such Borrower under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of such Borrower under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment; and

              (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to any Borrower, the Payor and such Borrower shall each be obligated retroactively to the Advance Date to pay (without duplication) interest in respect of the Required Payment at the rate applicable to such Loan pursuant to Section 3.02 hereof, it being understood that the return by such Borrower of the Required Payment to the Administrative Agent shall not limit any claim such Borrower may have against the Payor in respect of such Required Payment.

              4.07 SHARING OF PAYMENTS, ETC.

              (a) Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option (to the fullest extent permitted by law), to set-off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Borrower at any of such Bank's offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Borrower), in which case it shall promptly notify XL Capital and the Administrative Agent thereof, PROVIDED that such Bank's failure to give such notice shall not affect the validity thereof.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              (b) If any Bank shall obtain from any Borrower payment of any principal of or interest on any Loan and denominated in any Currency owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans denominated in such Currency (the "APPLICABLE LOANS") or such other amounts then due hereunder by such Borrower to such Bank than the percentage received by any other Bank to which principal of or interest on the Applicable Loans or such other amounts is then due hereunder by such Borrower, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Applicable Loans or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all such Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Applicable Loans or such other amounts, respectively, owing to each of such Banks. To such end all such Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

              (c) Each Borrower agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation (or direct interest).

              (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              Section 5. YIELD PROTECTION, ETC.

              5.01 ADDITIONAL COSTS.

              (a) Each Borrower shall pay (but without duplication, including by reason of Section 5.05(a) hereof) directly to each Bank from time to time such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs incurred by such Bank that such Bank reasonably determines are attributable to its making or maintaining of any Eurocurrency Loans to such Borrower or its obligation to make any Eurocurrency Loans to such Borrower hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation resulting from any Regulatory Change that:

              (i) shall subject such Bank (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or changes the basis of taxation of any amounts payable to such Bank under this Agreement in respect of any of such Loans (excluding changes in the rate of tax on the net income of such Bank or of such Applicable Lending Office by any jurisdiction in which such Bank is organized or has its principal office or in which such Applicable Lending Office is located or carrying on business);

              (ii) imposes or increases any reserve, special deposit or similar requirements (other than the reserve requirement utilized in the determination of the Eurocurrency Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurocurrency Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitment of such Bank hereunder); or

              (iii) imposes any other material condition affecting this Agreement (or any of such extensions of credit or liabilities) or its Commitment

(such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS").

If any Bank requests compensation from any Borrower under this Section 5.01(a), such Borrower may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank thereafter to make Eurocurrency Loans to such Borrower until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.03 hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Bank to receive the compensation so requested.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurocurrency Loans denominated in any Currency as determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurocurrency Loans denominated in such Currency or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to XL Capital (with a copy to the Administrative Agent), the obligation of such Bank to make Eurocurrency Loans in such Currency hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.03 hereof shall be applicable).

              (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), each Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it reasonably determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company) of capital in respect of its Commitment or Loans pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

              (d) Each Bank shall notify XL Capital of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 90 days, after such Bank obtains actual knowledge thereof; PROVIDED that (i) if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 90 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending

                      AMENDED AND RESTATED CREDIT AGREEMENT

Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to XL Capital a certificate setting forth in reasonable detail the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this
Section 5.01. Determinations and allocations by any Bank for purposes of this
Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or
(b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive absent manifest error, so long as such determinations and allocations are made on a reasonable basis.

              5.02 LIMITATION ON TYPES AND CURRENCIES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurocurrency Base Rate for any Interest Period pursuant to clause (b) of the definition of "Eurocurrency Base Rate" in Section 1.01 hereof:

              (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in clause (b) of the definition of "Eurocurrency Base Rate" in Section 1.01 hereof are not being provided by the Reference Bank in the relevant amounts or Currencies or for the relevant maturities for purposes of determining rates of interest for Eurocurrency Loans referred to in said clause (b) as provided herein; or

              (b) the Majority Banks determine, which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in clause (b) of the definition of "Eurocurrency Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurocurrency Loans denominated in any Currency for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting Bank) of making or maintaining Eurocurrency Loans denominated in such Currency for such Interest Period;

then the Administrative Agent shall give XL Capital and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurocurrency Loans denominated in such Currency.

              5.03 TREATMENT OF AFFECTED LOANS. If the obligation of any Bank to make Eurocurrency Loans denominated in Dollars shall be suspended pursuant to
Section 5.01 hereof, then, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 hereof that gave rise to such suspension no longer exist, all Loans that would otherwise be made by such Bank as Eurocurrency Loans denominated in Dollars shall be made instead as Base Rate Loans. If the obligation of any Bank to make Eurocurrency Loans denominated in any Agreed Foreign Currency to any Borrower shall be suspended pursuant to Section 5.01 hereof, then, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 hereof that gave rise to such suspension no longer exist, all Loans that would otherwise be made by such Bank to such Borrower as Eurocurrency Loans denominated in such Agreed Foreign Currency shall, except as provided in the immediately preceding sentence, be made instead as Eurocurrency Loans denominated in Dollars.

              5.04 COMPENSATION. Each Borrower shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank reasonably determines is attributable to:

              (a) any payment or mandatory or optional prepayment, of a Eurocurrency Loan to such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

              (b) any failure by such Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Eurocurrency Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or not borrowed for the period ("RELEVANT PERIOD") from the date of such payment, prepayment or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate equal to the arithmetic mean, as reasonably determined by such Bank, of the respective rates per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) of the bid rates for deposits in the Currency in which such Loan is denominated for the period approximately equal to the Relevant Period appearing on the Screen or other publicly available source (as described in the definition of the term "Eurocurrency Base Rate" in Section
1.01 hereof); PROVIDED that if the Screen is not publicly available, then the provisions of paragraph (b) of the definition of the term "Eurocurrency Base Rate" in Section 1.01 hereof shall apply herein MUTATIS MUTANDIS.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              5.05 TAXES.

              (a) Each Borrower agrees to pay to each Bank such additional amounts as are necessary in order that the net payment of any amount due to such Bank hereunder, after deduction for or withholding in respect of any Taxes imposed with respect to such payment (or in lieu thereof, payment of such Taxes by such Bank), will not be less than the amount stated herein to be then due and payable, PROVIDED that the foregoing obligation to pay such additional amounts shall not apply:

              (i) to any payment to any Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank hereunder as provided in Section 12.05(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, entitled to a complete (or, in the case of an assignee or participant pursuant to paragraph (b) or (e) of Section 12.05 hereof, at least to the extent of the assignor or applicable Bank at the time of such assignment or participation) exemption from withholding or deduction by such Borrower of Taxes on all amounts to be received by such Bank hereunder in respect of the Loans made by such Bank to such Borrower, or

              (ii) to any Taxes required to be deducted or withheld solely by reason of the failure by such Bank, after being requested by such Borrower, to comply with applicable certification, information, documentation or other reporting requirements specifically identified by such Borrower in such request concerning the nationality, residence, identity or connections with the relevant Borrower Jurisdiction if such compliance is required by treaty, statute or regulation as a precondition to relief or exemption from such Taxes.

For the purposes of this Section 5.05(a), "TAXES" shall mean with respect to a Borrower any and all present or future taxes, levies, imposts, duties, deductions, charges, or withholdings imposed by any Governmental Authority of any Borrower Jurisdiction on or in respect of payments of principal, interest, fees or other amounts payable under this Agreement, or any promissory notes evidencing the Loans made hereunder, including (without limitation) payments under this Section 5.05(a); PROVIDED, HOWEVER, that Taxes shall not include (x) income or franchise taxes imposed on or measured by the net income or capital of a Bank (or its Applicable Lending Office) by any Borrower Jurisdiction as a result of (i) such Bank being organized under the laws of such Borrower Jurisdiction, (ii) such Bank having its chief executive office in such Borrower Jurisdiction or (iii) its Applicable Lending Office being located or carrying on business in such Borrower Jurisdiction, (y) interest, penalties or additions to tax not attributable to any act, failure to act or misrepresentation of a Borrower (other than any act or failure to act permitted or contemplated hereunder) and (z) any tax other than a withholding tax unless the Bank's interest

                      AMENDED AND RESTATED CREDIT AGREEMENT
in the Loan became subject thereto solely by reason of such Bank's participation in the transactions contemplated hereby.

              (b) Within 30 days after paying any amount to the Administrative Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, XL Capital shall deliver to the Administrative Agent for delivery to such Bank evidence satisfactory to such Bank of such deduction, withholding or payment (as the case may be).

              5.06 REPLACEMENT OF BANKS. If any Bank requests compensation pursuant to Section 5.01 or 5.05 hereof, or any Bank's obligation to make Loans of any Type or denominated in any Currency shall be suspended pursuant to
Section 5.01 hereof (any such Bank requesting such compensation, or whose obligations are so suspended, being herein called a "REQUESTING BANK"), any Borrower, upon three Business Days' notice to the Administrative Agent, may require that such Requesting Bank transfer all of its right, title and interest under this Agreement to any bank or other financial institution identified by such Borrower that is satisfactory to the Administrative Agent in its reasonable determination (a) if such bank or other financial institution (a "PROPOSED BANK") agrees to assume all of the obligations of such Requesting Bank hereunder, and to purchase all of such Requesting Bank's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Bank's Loans, together with interest thereon to the date of such purchase and (b) if such Requesting Bank has requested compensation pursuant to
Section 5.01 or 5.05 hereof, such Proposed Bank's aggregate requested compensation, if any, pursuant to said Section 5.01 or 5.05 with respect to such Requesting Bank's Loans is lower than that of the Requesting Bank. Subject to the provisions of Section 12.05(b) hereof, such Proposed Bank shall be a "Bank" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrowers hereunder the agreements of the Borrowers contained in Sections 5.01, 5.05 and 12.03 (without duplication of any payments made to such Requesting Bank by the Borrowers or the Proposed Bank) shall survive for the benefit of such Requesting Bank under this Section 5.06 with respect to the time prior to such replacement.

              Section 6. GUARANTEE.

              6.01 THE GUARANTEE. Each Guarantor hereby jointly and severally guarantees to each Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to each of the Borrowers (other than such Guarantor in its capacity as a Borrower hereunder) and all other amounts from time to time owing to the Banks or the Administrative Agent by such Borrowers under this Agreement, in

                      AMENDED AND RESTATED CREDIT AGREEMENT
each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). Each Guarantor hereby further jointly and severally agrees that if any Borrower (other than such Guarantor in its capacity as a Borrower hereunder) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

              6.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under Section 6.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrowers under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

              (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

              (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted; or

              (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Bank exhaust any right, power or remedy or proceed against any Borrower under this Agreement or any other

                      AMENDED AND RESTATED CREDIT AGREEMENT
 agreement or instrument referred to
herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

              6.03 REINSTATEMENT. The obligations of the Guarantors under this
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Bank on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

              6.04 SUBROGATION. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 6.01, whether by subrogation or otherwise, against any Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

              6.05 REMEDIES. The Guarantors jointly and severally agree that, as between the Guarantors and the Banks, the obligations of the Borrowers under this Agreement may be declared to be forthwith due and payable as provided in
Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10) for purposes of Section 6.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by any Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 6.01.

              6.06 CONTINUING GUARANTEE. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

              6.07 RIGHTS OF CONTRIBUTION. The Guarantors (other than XL Capital) hereby agree, as between themselves, that if any such Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor (other than XL Capital) shall, on demand of such Excess

                      AMENDED AND RESTATED CREDIT AGREEMENT

Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

              For purposes of this Section, (i) "EXCESS FUNDING GUARANTOR" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "EXCESS PAYMENT" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors (other than XL Capital) exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors under this Section 6) of all of the Guarantors (other than XL Capital), determined (A) with respect to any Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

              6.08 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 6.01 would otherwise, taking into account the provisions of Section 6.07, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Bank, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              Section 7. CONDITIONS PRECEDENT.

              7.01 EFFECTIVE DATE. The effectiveness of this Agreement is subject to the receipt by the Administrative Agent of each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance (or such condition shall have been waived in accordance with Section 12.04):

              (a) EXECUTED COUNTERPARTS. From each Obligor and the Majority Banks (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

              (b) OPINIONS OF COUNSEL TO THE OBLIGORS. Opinions, each dated the Effective Date, of (i) Paul S. Giordano, Esq., counsel to XL Capital, substantially in the form of Exhibit A-1, (ii) Cahill Gordon & Reindel, special U.S. counsel for the Obligors, substantially in the form of Exhibit A-2, (iii) Conyers, Dill & Pearman, special Bermuda counsel to XL Insurance and XL Re, substantially in the form of Exhibit A-3 and (iv) Hunter & Hunter, special Cayman Islands counsel to XL Capital and Mid Ocean, substantially in the form of Exhibit A-4.

              (c) OPINION OF SPECIAL NEW YORK COUNSEL TO CHASE. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase, substantially in the form of Exhibit B (and Chase hereby instructs such counsel to deliver such opinion to the Banks).

              (d) CORPORATE DOCUMENTS. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

              (e) OFFICER'S CERTIFICATE. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of XL Capital, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 7.02.

              (f) OTHER DOCUMENTS. Such other documents as the Administrative Agent or any Bank or special New York counsel to Chase may reasonably request.

              (g) PAYMENT OF FEES, EXPENSES AND OTHER AMOUNTS. Evidence of payment or delivery by the XL Capital of such fees as XL Capital shall have agreed to pay or deliver

                      AMENDED AND RESTATED CREDIT AGREEMENT
       to any Bank or an affiliate thereof or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and each other document to be delivered by the Borrowers and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to XL Capital).

              7.02 INITIAL AND SUBSEQUENT LOANS. The obligation of any Bank to make any Loan hereunder (including such Bank's initial Loan) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

              (a) if such borrowing will increase the Dollar Equivalent of the aggregate outstanding principal amount of the Loans of the Banks hereunder, no Default shall have occurred and be continuing; and

              (b) if such borrowing will increase the Dollar Equivalent of the aggregate outstanding principal amount of the Loans of the Banks hereunder, the representations and warranties made by the Borrowers in
       Section 8 hereof (other than Section 8.04(b) hereof) shall be true and complete in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing by XL Capital hereunder shall constitute a certification by the Borrowers to the effect set forth in the preceding sentence (both as of the date of such notice and as of the date of such borrowing).

              Section 8. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to the Banks that:

              8.01 ORGANIZATION; POWERS. Such Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

              8.02 AUTHORIZATION; ENFORCEABILITY. The Transactions are within such Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, by all

                      AMENDED AND RESTATED CREDIT AGREEMENT
necessary shareholder action. This Agreement has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, examination or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              8.03 GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of (including any exchange control approval), registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon such Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of such Borrower or any of its Subsidiaries.

              8.04 FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

              (a) FINANCIAL CONDITION. Such Borrower has heretofore furnished to the Banks the consolidated balance sheet and statements of income, stockholders' equity and cash flows of such Borrower and its consolidated Subsidiaries (A) as of and for the fiscal years ended December 31, 1999 and December 31, 2000, reported on by PricewaterhouseCoopers LLP, independent public accountants (as provided in XL Capital's Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2000), and (B) as of and for the fiscal quarter ended June 30, 2001, as provided in XL Capital's Report on Form 10-Q filed with the SEC for the fiscal quarter ended June 30, 2001. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of such Borrower and its respective consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP or (in the case of XL Insurance, Mid Ocean or XL Re) SAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (B) of the first sentence of this paragraph.

              (b) NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, there has been no material adverse change in the assets, business, financial condition or operations of such Borrower and its Subsidiaries, taken as a whole.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              8.05 PROPERTIES.

              (a) PROPERTY GENERALLY. Such Borrower and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section
9.14 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

              (b) INTELLECTUAL PROPERTY. Such Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              8.06 LITIGATION AND ENVIRONMENTAL MATTERS.

              (a) ACTIONS, SUITS AND PROCEEDINGS. Except as disclosed in
Schedule III or as routinely encountered in claims activity, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of such Borrower, threatened against or affecting such Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

              (b) ENVIRONMENTAL MATTERS. Except as disclosed in Schedule IV and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither such Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required for its business under any Environmental Law, (ii) has incurred any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

              8.07 COMPLIANCE WITH LAWS AND AGREEMENTS. Such Borrower and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              8.08 INVESTMENT AND HOLDING COMPANY STATUS. Such Borrower is not
(a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

              8.09 TAXES. Such Borrower and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

              8.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect.

              Except as could not reasonably be expected to result in a Material Adverse Effect, (i) all contributions required to be made by any Borrower or any of their Subsidiaries with respect to a Non-U.S. Benefit Plan have been timely made, (ii) each Non-U.S. Benefit Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with the applicable Governmental Authority and (iii) neither any Borrower nor any of their Subsidiaries has incurred any obligation in connection with the termination or withdrawal from any Non-U.S. Benefit Plan.

              8.11 DISCLOSURE. The reports, financial statements, certificates or other information furnished by such Borrower to the Banks in connection with the negotiation of this Agreement or delivered hereunder (taken as a whole) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, such Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

              8.12 USE OF CREDIT. Neither such Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. No part

                      AMENDED AND RESTATED CREDIT AGREEMENT
of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock (except for repurchases of the capital stock of XL Capital and purchases of Margin Stock in accordance with XL Capital's Statement of Investment Policy Objectives and Guidelines as in effect on the date hereof or as it may be changed from time to time by a resolution duly adopted by the board of directors of XL Capital (or any committee thereof)). The purchase of any Margin Stock with the proceeds of any Loan will not be in violation of Regulation U or X of the FRB and, after applying the proceeds of such Loan, not more than 25% of the value of the assets of XL Capital and its Subsidiaries taken as a whole consists or will consist of Margin Stock.

              8.13 SUBSIDIARIES. Set forth in Schedule V is a complete and correct list of all of the Subsidiaries of XL Capital as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule V, (x) each of XL Capital and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule V, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) except as disclosed in filings of XL Capital with the SEC prior to the date hereof, there are no outstanding Equity Rights with respect to any Borrower.

              8.14 WITHHOLDING TAXES. Based upon information with respect to each Bank provided by each Bank or the Administrative Agent, as of the date hereof, the payment of principal of and interest on the Loans, the fees under
Section 2.04 and all other amounts payable hereunder will not be subject, by withholding or deduction, to any Taxes imposed by any Borrower Jurisdiction.

              8.15 STAMP TAXES. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any promissory notes evidencing Loans made (or to be made), it is not necessary that this Agreement or such promissory notes or any other document be filed or recorded with any Governmental Authority or that any stamp or similar tax be paid on or in respect of this Agreement or such promissory notes, or any other document other than such filings and recordations that have already been made and such stamp or similar taxes that have already been paid.

              8.16 LEGAL FORM. Each of this Agreement and any promissory notes evidencing Loans made (or to be made) is in proper legal form under the laws of any Borrower Jurisdiction for the admissibility thereof in the courts of such Borrower Jurisdiction.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              Section 9. COVENANTS OF THE BORROWERS. Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrowers covenant and agree with the Banks that:

              9.01 FINANCIAL STATEMENTS AND OTHER INFORMATION. Each Borrower will furnish to the Administrative Agent and each Bank:

              (a) within 135 days after the end of each fiscal year of such Borrower (but in the case of XL Capital, within 100 days after the end of each fiscal year of XL Capital), the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of such Borrower and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if such figures were already produced for such corresponding period or periods) (it being understood that delivery to the Banks of XL Capital's Report on Form 10-K filed with the SEC shall satisfy the financial statement delivery requirements of this paragraph
       (a) to deliver the annual financial statements of XL Capital so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this paragraph (a)), all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP or (in the case of XL Insurance, Mid Ocean and XL
       Re) SAP, as the case may be, consistently applied;

              (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of such Borrower, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of such Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year (if such figures were already produced for such corresponding period or periods), all certified by a Financial Officer of such Borrower as presenting fairly in all material respects the financial condition and results of operations of such Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP or (in the case of XL Insurance, Mid Ocean and XL
       Re) SAP, as the case may be, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that delivery to the Banks of XL Capital's Report on Form 10-Q filed with the SEC shall satisfy the financial statement delivery requirements of this paragraph

                      AMENDED AND RESTATED CREDIT AGREEMENT

       (b) to deliver the quarterly financial statements of XL Capital so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this paragraph (b));

              (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate signed on behalf of each Borrower by a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 9.14, 9.16, 9.17 and 9.18 and
       (iii) stating whether any change in GAAP or (in the case of XL Insurance, Mid Ocean and XL Re) SAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 8.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

              (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

              (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by such Borrower or any of its respective Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any U.S. or other securities exchange, or distributed by such Borrower to its shareholders generally, as the case may be;

              (f) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of XL Capital, setting forth on a consolidated basis for XL Capital and its consolidated Subsidiaries as of the end of the fiscal year or quarter to which such certificate relates (i) the aggregate book value of assets which are subject to Liens permitted under Section 9.14(g) and the aggregate book value of liabilities which are subject to Liens permitted under Section 9.14(g) (it being understood that the reports required by paragraphs (a) and (b) of this Section shall satisfy the requirement of this clause (i) of this paragraph (f) if such reports set forth separately, in accordance with GAAP, line items corresponding to such aggregate book values) and (ii) a calculation showing the portion of each of such aggregate amounts which portion is attributable to transactions among wholly-owned Subsidiaries of XL Capital; and

              (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of XL Capital or any of its

                      AMENDED AND RESTATED CREDIT AGREEMENT

       Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Bank may reasonably request.

              9.02 NOTICES OF MATERIAL EVENTS. Each Borrower will furnish to the Administrative Agent and each Bank prompt written notice of the following:

              (a) the occurrence of any Default; and

              (b) any event or condition constituting, or which could reasonably be expected to have a Material Adverse Effect.

              Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the relevant Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by such Borrower with respect thereto.

              9.03 PRESERVATION OF EXISTENCE AND FRANCHISES. Each Borrower will, and will cause each of its Subsidiaries to, maintain its corporate existence and its material rights and franchises in full force and effect in its jurisdiction of incorporation; PROVIDED that the foregoing shall not prohibit any merger or consolidation permitted under Section 9.12. Each Borrower will, and will cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a Material Adverse Effect.

              9.04 INSURANCE. Each Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties in such amounts as is customary in the case of corporations engaged in the same or similar businesses having similar properties similarly situated.

              9.05 MAINTENANCE OF PROPERTIES. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by and used or useful in its business and will make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times except if the failure to do so would not have a Material Adverse Effect; PROVIDED, HOWEVER, that the foregoing shall not impose on such Borrower or any Subsidiary of such Borrower any obligation in respect of any property leased by such Borrower or such Subsidiary in addition to such Borrower's obligations under the applicable document creating such Borrower's or such Subsidiary's lease or tenancy.

              9.06 PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS PAYMENT

                      AMENDED AND RESTATED CREDIT AGREEMENT

OF OTHER CURRENT LIABILITIES. Each Borrower will, and will cause each of its Subsidiaries to, pay or discharge:

              (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;

              (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

              (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 9.14) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Borrower in any proceeding under the Bermuda Companies Law or Bermuda Insurance Law, or any insolvency proceeding, liquidation, receivership, rehabilitation, dissolution or winding-up involving such Borrower or such Subsidiary;

PROVIDED that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Borrower need not pay or discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP or SAP, as the case may be, shall have been made therefor and so long as such failure to pay or discharge does not have a Material Adverse Effect.

              9.07 FINANCIAL ACCOUNTING PRACTICES. Such Borrower will, and will cause each of its consolidated Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements required under Section 9.01 in conformity with GAAP and SAP, as applicable, and to maintain accountability for assets.

              9.08 COMPLIANCE WITH APPLICABLE LAWS. Each Borrower will, and will cause each of its Subsidiaries to, comply with all applicable Laws (including but not limited to the Bermuda Companies Law and Bermuda Insurance Laws) in all respects; PROVIDED that such Borrower or any Subsidiary of such Borrower will not be deemed to be in violation of this Section as a result of any failure to comply with any such Law which would not (i) result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would

                      AMENDED AND RESTATED CREDIT AGREEMENT
have a Material Adverse Effect or (ii) otherwise impair the ability of such Borrower to perform its obligations under this Agreement.

              9.09 USE OF PROCEEDS. Each Borrower will use the proceeds of all Loans for its general corporate purposes (which may include funding acquisitions, paying dividends and repurchasing securities).

              9.10 CONTINUATION OF AND CHANGE IN BUSINESSES. Each Borrower and its Subsidiaries will continue to engage in substantially the same business or businesses it engaged in (or proposes to engage in) on the date of this Agreement and businesses related or incidental thereto.

              9.11 VISITATION. Each Borrower will permit such Persons as any Bank may reasonably designate to visit and inspect any of the properties of such Borrower, to discuss its affairs with its financial management, and provide such other information relating to the business and financial condition of such Borrower at such times as such Bank may reasonably request. Each Borrower hereby authorizes its financial management to discuss with any Bank the affairs of such Borrower.

              9.12 MERGERS. No Borrower will merge with or into or consolidate with any other Person, except that if no Default shall occur and be continuing or shall exist at the time of such merger or consolidation or immediately thereafter and after giving effect thereto any Borrower may merge or consolidate with any other corporation, including a Subsidiary, if such Borrower shall be the surviving corporation.

              9.13 DISPOSITIONS. No Borrower will, nor will it permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section as a "DISPOSITION" and any series of related Dispositions constituting but a single Disposition), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

              (a) Dispositions in the ordinary course of business involving current assets or other assets classified on such Borrower's balance sheet as available for sale;

              (b) sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible assets, PROVIDED that any such sales, conveyances or transfers shall not individually, or in the aggregate for the Borrowers and their respective Subsidiaries, exceed $500,000,000 in any calendar year; or

                      AMENDED AND RESTATED CREDIT AGREEMENT

              (c) Dispositions of equipment or other property which is obsolete or no longer used or useful in the conduct of the business of such Borrower or its Subsidiaries.

              9.14 LIENS. No Borrower will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets, tangible or intangible, now owned or hereafter acquired by it, except:

              (a) Liens existing on the date hereof (and extension, renewal and replacement Liens upon the same property, PROVIDED that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing) and listed on Part B of Schedule II;

              (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 9.06 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the provision of Section 9.06;

              (c) Liens on property securing all or part of the purchase price thereof to such Borrower and Liens (whether or not assumed) existing on property at the time of purchase thereof by such Borrower (and extension, renewal and replacement Liens upon the same property); PROVIDED (i) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and (ii) the aggregate amount of the obligations secured by all such Liens on any particular property at any time purchased by such Borrower, as applicable, shall not exceed 100% of the lesser of the fair market value of such property at such time or the actual purchase price of such property;

              (d) zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, such Borrower or any such Subsidiary;

              (e) Liens securing Indebtedness permitted by Section 9.18(c) covering assets whose market value is not materially greater than the amount of the Indebtedness secured thereby plus a commercially reasonable margin;

              (f) Liens on cash and securities of a Borrower or its Subsidiaries incurred as part of the management of its investment portfolio in accordance with XL Capital's Statement of Investment Policy Objectives and Guidelines as in effect on the date hereof or as it may be changed from time to time by a resolution duly adopted by the board of directors of XL Capital (or any committee thereof);

                      AMENDED AND RESTATED CREDIT AGREEMENT

              (g) Liens on (i) assets received, and on actual or imputed investment income on such assets received, relating and identified to specific insurance payment liabilities or to liabilities arising in the ordinary course of any Borrower's or any of their Subsidiary's business as an insurance or reinsurance company (including GICs) or corporate member of The Council of Lloyd's or as a provider of financial or investment services or contracts, or the proceeds thereof, in each case held in a segregated trust or other account and securing such liabilities or (ii) any other assets subject to any trust or other account arising out of or as a result of contractual, regulatory or any other requirements; PROVIDED that in no case shall any such Lien secure Indebtedness and any Lien which secures Indebtedness shall not be permitted under this clause (g);

              (h) statutory and common law Liens of materialmen, mechanics, carriers, warehousemen and landlords and other similar Liens arising in the ordinary course of business; and

              (i) Liens existing on property of a Person immediately prior to its being consolidated with or merged into any Borrower or any of their Subsidiaries or its becoming a Subsidiary, and Liens existing on any property acquired by any Borrower or any of their Subsidiaries at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed) (and extension, renewal and replacement Liens upon the same property, PROVIDED that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing); PROVIDED that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property and
       (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              9.15 TRANSACTIONS WITH AFFILIATES. No Borrower will, nor will it permit any of its Subsidiaries to, enter into or carry out any transaction with (including, without limitation, purchase or lease property or services to, loan or advance to or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Borrower, or directly or indirectly agree to do any of the foregoing, except (i) transactions involving guarantees or co-obligors with respect to any Indebtedness described in Part A of Schedule II, (ii) transactions among the Borrowers and their wholly-owned Subsidiaries and (iii) transactions with Affiliates in good faith in the ordinary course of such Borrower's business consistent with past practice and on terms no less favorable to such Borrower or any Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

              9.16 RATIO OF TOTAL FUNDED DEBT TO TOTAL CAPITALIZATION. XL Capital will not permit its ratio of (a) Total Funded Debt to (b) the sum of Total Funded Debt PLUS Consolidated Net Worth to be greater than 0.35:1.00 at any time.

              9.17 CONSOLIDATED NET WORTH. XL Capital will not permit its Consolidated Net Worth to be less than the sum of (a) $4,600,000,000 PLUS (b) 25% of net income (if positive) for each fiscal quarter of XL Capital commencing with the fiscal quarter ending June 30, 2001.

              9.18 INDEBTEDNESS. No Borrower will, nor will it permit any of its Subsidiaries to, at any time create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except:

              (a) Indebtedness created hereunder;

              (b) Indebtedness incurred pursuant to the Letter of Credit Agreement and the Revolving Credit Agreement;

              (c) secured Indebtedness (including secured reimbursement obligations with respect to letters of credit) of any Borrower or any Subsidiary in an aggregate principal amount (for all Borrowers and their respective Subsidiaries) not exceeding $300,000,000 at any time outstanding;

              (d) other unsecured Indebtedness, so long as upon the incurrence thereof no Default would occur or exist;

              (e) Indebtedness consisting of accounts or claims payable and accrued and deferred compensation (including options) incurred in the ordinary course of business by any Borrower or any Subsidiary;

                      AMENDED AND RESTATED CREDIT AGREEMENT

              (f) Indebtedness incurred in transactions described in Section 9.14(f); and

              (g) Indebtedness existing on the date hereof and described in Part A of Schedule II and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof.

              9.19 CLAIMS PAYING RATINGS. XL Capital will maintain at all times a claims-paying rating of at least "A" from A.M. Best & Co. (or its successor) and XL Insurance and XL Re will maintain at all times a rating of at least "A" from Standard & Poor's.

              9.20 PRIVATE ACT. No Borrower will become subject to a Private Act other than the X.L. Insurance Company, Ltd. Act, 1989.

              Section 10. EVENTS OF DEFAULT. If any of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

              (a) any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

              (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 3 or more days;

              (c) any representation or warranty made or deemed made by any Borrower in or in connection with this Agreement or any amendment or modification hereof, or in any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made (or deemed made) or furnished;

              (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 9;

              (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section) and such failure shall continue unremedied for a period of 20 or more days after notice thereof from the Administrative Agent (given at the request of any Bank) to such Obligor;

                      AMENDED AND RESTATED CREDIT AGREEMENT

              (f) any Borrower or any of its Subsidiaries shall default (i) in any payment of principal of or interest on any other obligation for borrowed money in principal amount of $50,000,000 or more, or any payment of any principal amount of $50,000,000 or more under Hedging Agreements, in each case beyond any period of grace provided with respect thereto, or
       (ii) in the performance of any other agreement, term or condition contained in any such agreement (other than Hedging Agreements) under which any such obligation in principal amount of $50,000,000 or more is created, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity or to terminate its commitment under such agreement, PROVIDED that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

              (g) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging any Borrower a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of such Borrower under the Bermuda Companies Law or the Cayman Islands Companies Law (2000 Revision), or any other similar applicable Law, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of an examiner, receiver, or liquidator or trustee or assignee in bankruptcy or insolvency of such Borrower or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days;

              (h) any Borrower shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bermuda Companies Law or the Cayman Islands Companies Law (2000 Revision) or any other similar applicable Law, or shall consent to the filing of any such petition, or shall consent to the appointment of an examiner, receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate or other action shall be taken by such Borrower in furtherance of any of the aforesaid purposes;

              (i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against any Borrower or any of its Subsidiaries or any combination thereof and the same shall not have been vacated, discharged, stayed (whether by appeal or otherwise) or bonded pending appeal within 45 days from the entry thereof;

                      AMENDED AND RESTATED CREDIT AGREEMENT

              (j) an ERISA Event (or similar event with respect to any Non-U.S. Benefit Plan) shall have occurred that, in the opinion of the Majority Banks, when taken together with all other ERISA Events and such similar events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $100,000,000;

              (k) a Change in Control shall occur;

              (l) XL Capital shall cease to own, beneficially and of record, directly or indirectly all of the outstanding voting shares of capital stock of XL Insurance, XL Re or Mid Ocean (except, in the case of any company organized under the laws of Bermuda, for a nominal number of shares owned by nominee shareholders required by the Bermuda Companies
       Law); or

              (m) the guarantee contained in Section 6 shall terminate or cease, in whole or material part, to be a legally valid and binding obligation of each Guarantor or any Guarantor or any Person acting for or on behalf of any of such parties shall contest such validity or binding nature of such guarantee itself or the Transactions, or any other Person shall assert any of the foregoing;

then, and in every such event (other than an event with respect to any Borrower described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Banks shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (g) or (h) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

              Section 11. THE ADMINISTRATIVE AGENT.

              11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Bank hereby appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are

                      AMENDED AND RESTATED CREDIT AGREEMENT
specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section
11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

              (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank;

              (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or for any failure by any Obligor to perform any of its obligations hereunder or thereunder;

              (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and

              (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any promissory note evidencing any Loans hereunder as the holder thereof for all purposes hereof unless and until an Assignment and Acceptance relating to such Loans shall have been filed with the Administrative Agent, together with the consent of each of the Borrowers thereto (to the extent provided in Section 12.05(b) hereof).

              11.02 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Banks (or, if so provided in Section 12.04 hereof, all of the Banks), and such instructions of the Majority Banks (or all of the

                      AMENDED AND RESTATED CREDIT AGREEMENT

Banks, as the case may be) and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

              11.03 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Bank or a Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Sections 11.01 and 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, PROVIDED that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

              11.04 RIGHTS AS A BANK. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with any Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase (and any other successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

              11.05 INDEMNIFICATION. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Borrowers under said Section 12.03) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses that the Borrowers are obligated to pay under Section 12.03 hereof but excluding (i) normal administrative costs and expenses incident to the performance of its agency duties hereunder and (ii) the costs and

                      AMENDED AND RESTATED CREDIT AGREEMENT
expenses of the Administrative Agent in connection with the negotiation and preparation of this Agreement) or the enforcement of any of the terms hereof or of any such other documents, PROVIDED that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

              11.06 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Administrative Agent, or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Borrowers or any of their Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, operations, business, Properties, liabilities or prospects of the Borrowers or any of their Subsidiaries (or any of their Affiliates) that may come into the possession of the Administrative Agent or any of its Affiliates.

              11.07 FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

              11.08 RESIGNATION OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and XL Capital. Upon any such resignation, the Majority Banks shall have the right (with, so long as no Default shall have occurred and be continuing, the consent of XL Capital, which consent shall not be unreasonably withheld or delayed) to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, (with, so long as no Default shall have occurred and be continuing, the consent of XL Capital, which consent shall not be unreasonably withheld or delayed) appoint a successor Administrative Agent, that shall be a Bank that has an office in New York, New

                      AMENDED AND RESTATED CREDIT AGREEMENT

York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

              Section 12. MISCELLANEOUS.

              12.01 WAIVER. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

              12.02 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

              (a) if to any Borrower, to XL Capital at XL House, One Bermudiana Road, Hamilton HM11 Bermuda, Attention of William Robbie (Telecopy No.
       (441) 296-6399); WITH A COPY to Paul Giordano, Esq. at the same address and telecopy number (441) 295-4867;

              (b) if to the Administrative Agent, to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Loan and Agency Services Group, Attention of Laura Rebecca (Telecopy No.
       (212) 552-7490; Telephone No. (212) 552-7253), WITH A COPY to The Chase Manhattan Bank, 270 Park Avenue, New York, 15th Floor, New York 10017, Attention of Helen Newcomb (Telecopy No. (212) 270-1511; Telephone No.
       (212) 270-6260); and

              (c) if to a Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Bank, by notice to XL Capital and the Administrative Agent). All notices and other

                      AMENDED AND RESTATED CREDIT AGREEMENT
communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

              12.03 EXPENSES, ETC. The Borrowers agree to pay or reimburse each of the Banks and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase) in connection with the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Banks and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; and (c) all transfer, stamp, documentary, recording or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein.

              The Borrowers hereby agree to indemnify the Administrative Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses (without duplication of anything covered by Section 5 hereof) incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Bank, whether or not the Administrative Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by any Borrower or any of their Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

              12.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Obligors and the Majority Banks, or by each Obligor and the Administrative Agent acting with the

                      AMENDED AND RESTATED CREDIT AGREEMENT
consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; PROVIDED that (a) no such modification, supplement or waiver shall: (i) increase, or extend the term of the Commitment of any Bank, or extend the time or waive any requirement for the reduction or termination of such Commitment, without the written consent of such Bank; (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, without the written consent of each Bank affected thereby; (iii) reduce the amount of any such payment of principal, without the written consent of each Bank affected thereby; (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, without the written consent of each Bank affected thereby; (v) alter the rights or obligations of any Borrower to prepay Loans, without the written consent of each Bank affected thereby; (vi) alter the terms of Sections 4.02 or 4.07(b) hereof or this Section 12.04, without the written consent of each Bank; or (vii) modify the definition of the terms "Agreed Foreign Currency" or "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, without the written consent of each Bank; and (b) any modification of any of the rights or obligations of the Administrative Agent hereunder shall require the consent of the Administrative Agent.

              12.05 SUCCESSORS AND ASSIGNS.

              (a) ASSIGNMENTS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower shall assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

              (b) ASSIGNMENTS BY BANKS. Any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that

              (i) except in the case of an assignment to a Bank or a Bank Affiliate, each of the Borrowers and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),

              (ii) except in the case of an assignment to a Bank or a Bank Affiliate or an assignment of the entire remaining amount of the assigning Bank's Commitment, the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such

                      AMENDED AND RESTATED CREDIT AGREEMENT
       assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent,

              (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement,

              (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

              (v) the assignee, if it shall not be a Bank, shall deliver an Administrative Questionnaire to the Administrative Agent (with a copy to XL Capital);

PROVIDED FURTHER that any consent of the Borrowers otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b),
(g) or (h) of Section 10 has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 5.01, 5.04, 5.05 and 12.03). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

              Notwithstanding anything to the contrary contained herein, any Bank (a "GRANTING BANK") may grant to a special purpose vehicle (an "SPV") of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrowers pursuant to Section 2.01, PROVIDED that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof and (iii) the Borrowers may bring any proceeding against either or both the Granting Bank or the SPV in order to enforce any rights of the Borrowers hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by the Granting Bank. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Bank would otherwise be liable, for so

                      AMENDED AND RESTATED CREDIT AGREEMENT
long as, and to the extent, the related Granting Bank makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may with notice to, but without the prior written consent of, the Borrowers or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Bank or to any financial institutions (consented to by the Borrowers and the Administrative Agent) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Loans and such SPV may disclose, on a confidential basis, confidential information with respect to any Borrower and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. This paragraph may not be amended without the consent of any SPV at the time holding Loans under this Agreement.

              (c) MAINTENANCE OF REGISTER BY THE ADMINISTRATIVE AGENT. The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

              (d) EFFECTIVENESS OF ASSIGNMENTS. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

              (e) PARTICIPATIONS. Any Bank may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT")

                      AMENDED AND RESTATED CREDIT AGREEMENT
in all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) any such participation sold to a Participant which is not a Bank, a Bank Affiliate or a Federal Reserve Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of XL Capital and the Administrative Agent, unless a Default has occurred and is continuing, in which case the consent of XL Capital shall not be required, (ii) such Bank's obligations under this Agreement shall remain unchanged, (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Borrowers, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.04 that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 5.01, 5.04 and 5.05 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

              (f) LIMITATIONS ON RIGHTS OF ASSIGNEES AND PARTICIPANTS. A Participant or Assignee shall not be entitled to receive any greater payment under Section 5.01 or 5.05 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant or the Bank interest assigned, unless the sale of the participation to such Participant or the assignment is made with the Borrowers' prior written consent.

              (g) CERTAIN PLEDGES. Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such assignee for such Bank as a party hereto.

              (h) NO ASSIGNMENTS TO ANY BORROWER OR AFFILIATES. Anything in this Section to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to any Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Bank.

              12.06 SURVIVAL. The obligations of the Borrowers to any Bank under Sections 5.01, 5.04, 5.05, and 12.03 hereof, and the obligations of any Bank under Sections 11.05 and 12.11 hereof, shall survive the repayment of the Loans made by such Bank and the termination of the Commitment of such Bank and, in the case of any Bank that may assign any

                      AMENDED AND RESTATED CREDIT AGREEMENT
interest in its Commitment or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Bank may cease to be a "Bank" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan, any Default that (i) may arise by reason of such representation or warranty proving to have been false or misleading or (ii) exists at the time such Loan was made, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading, or that such Default was existing, at the time such Loan was made.

              12.07 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

              12.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

              12.09 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County (and any appellate court from any thereof) for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Obligor hereby irrevocably agrees and consents that service of process in any such legal proceeding in any such court may be made on such Obligor by the mailing thereof by registered mail postage prepaid, or by transmitting the same by telecopier, to such Obligor in the manner specified in Section 12.02 hereof, and any such service shall be deemed good and effective when transmitted by telecopier or, in the case of mail, upon receipt; provided that nothing herein will affect the right of any Bank or the Administrative Agent to serve process in any other manner permitted by law.

              To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its Property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              12.10 WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              12.11 Treatment of Certain Information; Confidentiality.

              (a) TREATMENT OF CERTAIN INFORMATION. Each of the Borrowers acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to any Borrower or one or more of their Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and each of the Borrowers hereby authorizes each Bank to share any information delivered to such Bank by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that (i) any such information shall be used only for the purpose of advising the Borrowers or preparing presentation materials for the benefit of the Borrowers and (ii) any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

              (b) CONFIDENTIALITY. Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority having jurisdiction over the Administrative Agent or any Bank, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement in writing containing provisions substantially the same as those of this paragraph and for the benefit of the Borrowers, to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
(b) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of

                      AMENDED AND RESTATED CREDIT AGREEMENT
this paragraph or (B) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than a Borrower. For the purposes of this paragraph, "INFORMATION" means all information received from a Borrower relating to a Borrower or its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by such Borrower; PROVIDED that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, each of the Administrative Agent and the Banks agree that they will not trade the securities of any of the Borrowers based upon non-public Information that is received by them.

              12.12 JUDGMENT CURRENCY. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the "SPECIFIED CURRENCY"), and any payment in New York County or the country of the Specified Currency, as the case may be (the "SPECIFIED PLACE"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrowers under this Agreement shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "SECOND CURRENCY"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Bank hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Bank, as the case may be, of any sum adjudged to be due hereunder in the Second Currency to the Administrative Agent or such Bank, as the case may be, the Administrative Agent or such Bank, as the case may be, may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrowers hereby, as a separate obligation and notwithstanding any such judgment, agree to indemnify the Administrative Agent or such Bank, as the case may be, against, and to pay the Administrative Agent or such Bank, as the

                      AMENDED AND RESTATED CREDIT AGREEMENT
case may be, on demand in the Specified Currency, any difference between the sum originally due to the Administrative Agent or such Bank, as the case may be, in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

              12.13 EUROPEAN MONETARY UNION. (a) If, as a result of the implementation of European monetary union, (i) any European Currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency (the "EURO"), or (ii) any European Currency and the Euro are at the same time recognized by any Governmental Authority of the nation issuing such European Currency as lawful currency of such nation and the Administrative Agent or the Majority Banks shall so request in a notice delivered to XL Capital, then any amount payable hereunder by any party hereto in such European Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such European Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any European Currency will, except as otherwise provided herein, continue to be payable only in that Currency.

              (b) The Borrowers agree, at the request of any Bank, to compensate such Bank for any loss, cost, expense or reduction in return that such Bank shall reasonable determine shall be incurred or sustained by such Bank as a result of the implementation of European monetary union and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of a Bank setting forth such Bank's determination of the amount or amounts necessary to compensate such Bank shall be delivered to XL Capital and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. XL Capital shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

              (c) The parties hereto agree, at the time of or at any time following the implementation of European monetary union, to use reasonable efforts to enter into an agreement amending this Agreement in order to reflect the implementation of such monetary union, to permit (if feasible) the Euro to qualify as an Agreed Foreign Currency under the terms and conditions of the definition of such term and to place the parties hereto in the position with respect to the settlement of payments of the Euro as they would have been with respect to the settlement of the Currencies it replaced.

                      AMENDED AND RESTATED CREDIT AGREEMENT

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                    XL INSURANCE LTD,
                                    as a Borrower and a Guarantor


                                    By /s PAUL S. GIORDANO
                                       --------------------
                                        Name:  Paul S. Giordano
                                        Title: Executive Vice President, General
                                               Counsel & Secretary


                                    MID OCEAN LIMITED,
                                    as a Borrower and a Guarantor


                                    By /s PAUL S. GIORDANO
                                       --------------------
                                      Name:  Paul S. Giordano
                                      Title: Secretary & Director


                                    XL RE LTD, (formerly known as MID
                                    OCEAN REINSURANCE LTD),
                                    as a Borrower and a Guarantor


                                    By /s PAUL S. GIORDANO
                                       --------------------
                                        Name:  Paul S. Giordano
                                        Title: Executive Vice President, General
                                               Counsel & Secretary

                      AMENDED AND RESTATED CREDIT AGREEMENT

              IN WITNESS WHEREOF, XL Capital has caused this Agreement to be duly executed as a Deed by an authorized officer as of the day and year first above written.


                                    EXECUTED AS A DEED by XL CAPITAL LTD,
                                    as a Borrower and a Guarantor

                                    /s/ BRIAN O'HARA
                                     ----------------
                                    witness:  Brian O'Hara


                                    By /s PAUL S. GIORDANO
                                       --------------------
                                        Name:  Paul S. Giordano
                                        Title: Executive Vice President, General
                                               Counsel & Secretary


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                    BANKS

                                    THE CHASE MANHATTAN BANK, Individually
                                    and as Administrative Agent


                                    By /s/ HELEN NEWCOMB
                                       ---------------------------
                                       Title:  Vice President


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                    CITIBANK N.A.


                                    By /s/ MICHAEL A. TAYLOR
                                       ---------------------------
                                    Title:   Vice President


                                    By
                                       ---------------------------
                                       Title:

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                    DEUTSCHE BANK AG, NEW YORK AND/OR
                                    CAYMAN ISLANDS BRANCHES


                                    By /s/ RUTH LEUNG
                                       ------------------------------
                                       Title:   Director


                                    By /s/ JOHN S. MCGILL
                                       ------------------------------
                                       Title:   Director

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                    MELLON BANK, N.A.


                                    By /s/ KARLA MALOOF
                                       ---------------------------
                                       Title:  Vice President


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                    ROYAL BANK OF CANADA


                                    By /s/ ALEXANDER BIRR
                                       -------------------
                                      Title:   Senior Manager


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                    THE BANK OF BERMUDA LIMITED


                                    By /s/ A. KERRY DAVIDSON
                                       ---------------------------
                                       Title:  VP - Credit Manager


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By /s/ PETER RASMUSSEN
                                       ---------------------------
                                       Title:  First Vice President


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                    STATE STREET BANK AND TRUST COMPANY


                                    By /s/ EDWARD ANDERSEN
                                       ---------------------------
                                       Title:  Vice President


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                    BANQUE NATIONALE DE PARIS


                                    By
                                       ---------------------------
                                       Title:


                                    By
                                       ---------------------------
                                       Title:


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                    THE BANK OF NOVA SCOTIA NY AGENCY


                                    By
                                       ---------------------------
                                       Title:


                      AMENDED AND RESTATED CREDIT AGREEMENT